As filed with the Securities and Exchange Commission on December 1, 2000

                                                       Registration No.
                                                                        --------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                                REGIS CORPORATION
             (Exact name of registrant as specified in its charter)
         Minnesota                                               41-0749934
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)
                              7201 Metro Boulevard
                                 Edina, MN 55439
                                 (952) 947-7777
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                -----------------
                               Bert M. Gross, Esq.
                    Senior Vice President and General Counsel
                                Regis Corporation
                              7201 Metro Boulevard
                              Minneapolis, MN 55439
                                 (952) 947-7225
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                                -----------------
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |
                                -----------------
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                CALCULATION OF REGISTRATION FEE
==========================================================================================================================

   Title of Each Class of       Amount to be         Proposed Maximum           Proposed Maximum           Amount of
Securities to be Registered      Registered      Offering Price Per Share      Aggregate Offering      Registration Fee
                                                            (1)                    Price (1)
--------------------------------------------------------------------------------------------------------------------------
       Common Stock,           355,532 shares             $16.125                  $5,732,954              $1,513.50
       $.05 par value
==========================================================================================================================

(1) Estimated solely for the purposes of calculating the registration fee under Rule 457(c) based on the average of the high ($16.3125) and the low ($15.9375) prices for such shares on the NASDAQ National Market System on November 28, 2000.

                                   PROSPECTUS

                       For the Public Offering for Sale of

                         355,532 Shares of Common Stock
                                       of
                                REGIS CORPORATION


         The 355,532 shares of Common Stock are to be offered upon the conversion of outstanding convertible securities issued by certain affiliates of the Company. Regis will not receive any of the proceeds from the sale of shares by the selling shareholders.

         The selling shareholders have advised us that sales of their shares may be made from time to time through the NASDAQ Stock Market, through negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling shareholders may sell their shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they may sell as principal.

         No period of time has been fixed within which the shares may be offered or sold. We will initially pay all expenses with respect to this offering, except for brokerage fees and commissions and transfer taxes for the selling shareholders, which will be borne by the selling shareholders.

         Our stock is quoted on the NASDAQ Stock Market under the symbol "RGIS." On November 28, 2000, the last sale price of our stock as reported by NASDAQ was $16.00 per share. The common stock is being offered on a delayed or continuous basis.

         FOR RISKS IN BUYING OUR STOCK, SEE "RISK FACTORS" BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------


                                December 1, 2000

                          RISKS RELATED TO THE BUSINESS

         INCREASED COMPETITION IN THE HAIR CARE INDUSTRY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS. The hair care industry is highly competitive and has limited barriers to entry. In every locality in which we currently operate, there are competitors offering similar services and products. These competitors may be single salon operators or national chains. In many cases, we face one or more competitors within malls in which we operate, including companies operating salons as departments within department stores, salon chains, independently owned salons, and salons operating under franchises from other franchising companies. Any increased competition from these competitors could negatively effect sales volume of both our company-owned and franchised salons. In turn, this would reduce our company-owned salons' revenue and profits and reduce royalty revenue from our franchised locations and could have a material adverse effect on our business, results of operations, and financial position.

         INCREASED COMPETITION FOR RETAIL SITES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS. Our ability to grow depends upon our ability to obtain attractive retail sites for new company-owned salons and the ability of our franchisees to obtain attractive retail sites for new franchised salons. A salon's success depends significantly on the quality of the site selected for a new salon. We and our franchisees face intense competition for retail sites from other companies operating in the hair care industry and from retailers operating in other industries. The failure to obtain adequate retail sales could have a material adverse effect on our business, results of operations and financial position. Any increased competition for retail sites could result in higher occupancy and other costs for new salons. In turn, this could have a material adverse effect on our business, results of operations, and financial position.

         OUR INABILITY TO RETAIN AND HIRE QUALIFIED EMPLOYEES FOR OUR COMPANY-OWNED SALONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS. Our growth is dependent in part upon our ability to retain and hire qualified employees to work in our company-owned salons. There is no assurance that potential future employees will have the qualifications and skills necessary or desirable for our business to grow. In addition, there is no assurance that our existing employees will remain with us. The inability to retain or hire qualified employees could have a material adverse effect on our business, results of operations, and financial position.

         CHANGES IN OUR RELATIONSHIP WITH OUR SUPPLIERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS. We are dependent upon our relationships with our suppliers who supply us with hair care and other beauty products that we, in turn, sell to our customers through company-owned salons and sell to our franchisees for resale to such franchisee's customers. Although we presently have no reason to believe that any of our major beauty product suppliers will cancel their distribution agreements with us, if these suppliers did cancel their distribution agreements, this could cause a reduction in the sale of beauty products and the loss of those corresponding margins. Any such cancellation of distribution could have a material adverse effect on our business, results of operations, and financial position.

                                REGIS CORPORATION

         We are incorporated in the State of Minnesota and have our principal executive office at 7201 Metro Boulevard, Minneapolis, Minnesota 55439. Our telephone number is (952) 947-7777.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-3 under the Securities Act of 1933 that registers the distribution of the shares of our common stock. The Registration Statement, including attached exhibits and schedules, contains additional information about us. The rules and regulations of the SEC allow us to omit some information included in the Registration Statement from this Prospectus.

         In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC, including this S-3 Registration Statement, at the following locations of the SEC:

Public Reference Room       New York Regional Office   Chicago Regional Office
450 Fifth Street, N.W.      7 World Trade Center       Citicorp Center
Washington, D.C. 20549      Suite 1300                 500 West Madison Street
                            New York, New York         Suite 1400
                            10048                      Chicago, Illinois 60661

         You can call the SEC at 1-800-SEC-0300 (1-800-732-0300) for further information on the operation of public reference rooms. You can also obtain copies of this information from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the applicable fees. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers who file information electronically with the SEC, including our company. The address of this internet site is http://www.sec.gov.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them (File No. 011230) into this Prospectus. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, except for information that is superseded by information that is included directly in this Prospectus. This Prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us, our business, financial position, and results of operations. These documents are:

         -        Our Annual Report on Form 10-K for the year ended June 30,
                  2000.

         - Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

         - The information contained in our Proxy Statement dated September 22, 2000 for our Annual Meeting of Shareholders held on October 24, 2000.

         - The description of our common stock contained in our Registration Statement on Form 8-A, dated May 7, 1991.

         - All other documents filed by us under Sections13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus.

         You can obtain any of the documents incorporated by reference in this Prospectus from us or from the SEC in the manner discussed above. These documents are available from us without charge, excluding exhibits to those documents unless the exhibit is specifically incorporated by reference in this Prospectus, by requesting them from us in writing or by telephone at the following address and phone number:

                  Mr. Bert M. Gross
                  Secretary
                  Regis Corporation
                  7201 Metro Boulevard
                  Minneapolis, Minnesota 55439
                  (952) 947-7225

         If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

         We have not authorized anyone to give any information or make any representation about us that differs from, or adds to, the information in this Prospectus or in the documents incorporated by reference in this Prospectus. Therefore, if anyone does give you different or additional information, you should not rely on it.

         The detailed information appearing in the documents incorporated in this Prospectus by reference qualifies all information appearing in this Prospectus.


                                  THE OFFERING

Common Stock Offered By:

The Selling Shareholders                      355,532 shares

Common Stock Outstanding after the Offering   41,147,179 shares

Use of Proceeds                               We will not receive any proceeds
                                              from the sale of the shares by the
                                              selling shareholders.

NASDAQ Symbol                                 RGIS


                                 USE OF PROCEEDS

     WE WILL NOT RECEIVE ANY PROCEEDS FROM THE SALE OF SHARES BY THE SELLING
                                 SHAREHOLDERS.


                              SELLING SHAREHOLDERS

         The following table summarizes certain information regarding the beneficial ownership of our common stock as of November 28, 2000, and as adjusted to reflect the sale of the common stock offered for the selling shareholders:

                                            Shares Beneficially                             Shares Beneficially
                                              Owned Before the                                 Owned After the
                                                  Offering                                        Offering
                                            -----------------------                         ----------------------
                                                                                  Shares Being
     Name                                    Number       Percent                   Offered         Number     Percent
     ----                                    ------       -------                   -------         ------     -------
1285379 Ontario Inc.                        177,766        0.43%                    177,766            0          0%
1338674 Ontario Limited                     177,766        0.43%                    177,766            0          0%

                              PLAN OF DISTRIBUTION

         The selling shareholders have advised us that they may sell its shares from time to time in transactions through the NASDAQ Stock Market, through negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         Sales may be made under this Prospectus to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers of their stock for whom such broker-dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Any broker-dealers or other persons acting on the selling shareholder's behalf for the sale of its stock may be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on the resale of the stock as principals may be underwriting commissions under the Securities Act. No period of time has been fixed within which the stock may be offered or sold.


                                 LEGAL OPINIONS

         We are being advised on the legality of the issuance of the common stock offered by this Prospectus by Bert M. Gross, our General Counsel.


                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the 2000 Annual Report on Form 10-K of Regis Corporation for the year ended June 30, 2000, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         With respect to the unaudited consolidated financial information of Regis Corporation for the three-month periods ended September 30, 2000 and 1999, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated October 24, 2000, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

          Prospective investors may rely only             REGIS CORPORATION
 on the information contained in this
 Prospectus or that we have referred you to.                355,532 Shares
 We have not authorized anyone to provide any
 other information. This Prospectus is not an                Common Stock
 offer to sell to, nor is it seeking an offer
 to buy these securities from, any person in                  ----------
 any jurisdiction in which it is illegal to
 make an offer or solicitation. The                           PROSPECTUS
 information here is correct only on the date
 of this Prospectus, regardless of the time                December 1, 2000
 of the delivery of this Prospectus or any sale of these securities.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The following is an itemized statement of all expenses in connection with the issuance and distribution of the securities being registered:

         Item                                                          Amount

         Securities and Exchange Commission Registration Fee           $1,513.50
         Blue Sky Fees and Expenses                                    $1,000.00*
         Legal Fees and Expenses                                       $1,000.00*
         Accounting Fees and Expenses                                  $1,000.00*
         Transfer Agent Fees and Expenses                              $  500.00*
         Miscellaneous Expenses                                        $  500.00*
                                                                       -----------
                  Total                                                $5,513.50*

----------------
*Estimated Amounts.


Item 15.  Indemnification of Directors and Officers.

         Section 302A.521, Minnesota Statutes, provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties and fines including, without limitation, excise taxes assessed against each person with respect to any employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same penalties, fines, taxes and expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255 (regarding conflict of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons who were or are serving other organizations at the request of the corporation or whose duties involve or involved service for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

         The Company also maintains a directors and officers insurance policy, which insures the Company, its officers and directors against damages and costs incurred by reason of certain acts committed by such persons in their capacities as officers and directors.

Item 16.  Exhibits


                                                                                             REGISTRATION
                                                                                             S-K EXHIBIT
                                                                                                 TABLE
ITEM                                                                                          REFERENCE
----                                                                                          ---------

Form of Stock Certificate (incorporated by reference to Exhibit 4.1 as part of
Registration Statement No. 33-70142 on Form S-1 filed November 19, 1993)                         4.1

Opinion of Bert M. Gross (to be filed by amendment)                                              5.1

Letter re: Unaudited Interim Financial Information                                               15

Consent of PricewaterhouseCoopers LLP                                                            23.1

Consent of Bert M. Gross  (included in Exhibit 5.1) (to be filed by amendment)                   23.3


Item 17.  Undertakings

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective, and

         (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant further hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      to include any prospectus required by section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commissioner by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 29th day of November, 2000.

                                REGIS CORPORATION


                                By: /s/ Paul D. Finkelstein
                                   -------------------------------------
                                   Paul D. Finkelstein, President
                                   and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                          Title                                       Date
         ---------                          -----                                       ----

    /s/ Myron Kunin                         Chairman of the Board of
----------------------------------------    Directors                                   November 29, 2000
Myron Kunin



    /s/ Paul D. Finkelstein                 President, Chief Executive
----------------------------------------    Officer and Director
Paul D. Finkelstein                         (Principal Executive Officer)               November 29, 2000



    /s/ Randy L. Pearce                     Executive Vice President,                   November 29, 2000
----------------------------------------    Finance and Administration,
Randy L. Pearce                             and Chief Financial Officer
                                            (Principal Financial
                                            and Accounting Officer)



                                            Director                                               , 2000
----------------------------------------                                               ------------
Rolf E. Bjelland


    /s/ Christopher A. Fox                  Director                                    November 29, 2000
----------------------------------------
Christopher A. Fox

                                            Director                                                , 2000
----------------------------------------                                                ------------
Thomas Gregory


   /s/ Van Zandt Hawn                       Director                                     November 29, 2000
----------------------------------------
Van Zandt Hawn


                                            Director                                                , 2000
----------------------------------------                                                ------------
Susan Hoyt


                                            Director                                                , 2000
----------------------------------------                                                ------------
David B. Kunin

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    EXHIBITS
                                       to
                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                Regis Corporation

                                INDEX TO EXHIBITS


REGISTRATION
S-K EXHIBIT
  TABLE
REFERENCE                                                               PAGE
---------                                                               ----


4.1 Form of Stock Certificate (incorporated by reference to Exhibit 4.1 as part of Registration Statement No. 33-70142 on Form
                S-1 filed November 19, 1993)

5.1             Opinion of Bert M. Gross

15              Letter re: Unaudited Interim Financial
                Information

23.1            Consent of PricewaterhouseCoopers LLP

23.3            Consent of Bert M. Gross (included in
                Exhibit 5.1)